Exhibit 10.17

WMI HOLDINGS CORP.

2012 LONG-TERM INCENTIVE PLAN

EFFECTIVE DATE: May 22, 2012

APPROVED BY SHAREHOLDERS: Not applicable

TERMINATION DATE: May 22, 2022

ARTICLE 5 ELIGIBILITY AND PARTICIPATION	4

5.1 ELIGIBILITY	4

5.2 ACTUAL PARTICIPATION	5

ARTICLE 6 GENERAL RULES APPLICABLE TO ALL AWARDS	5

6.1 AWARD AGREEMENTS	5

6.2 STAND-ALONE AND TANDEM AWARDS	5

6.3 TERM OF AWARD	5

6.4 TERMINATION OF SERVICE	5

6.5 FORM OF PAYMENT FOR AWARDS	5

ARTICLE 7 RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS	5

7.1 GRANT OF RESTRICTED STOCK	5

7.2 RESTRICTED STOCK UNIT AWARDS	6

ARTICLE 8 STOCK GRANT AND STOCK UNIT AWARDS	6

8.1 STOCK GRANT AWARDS	6

8.2 STOCK UNIT AWARDS	6

ARTICLE 9 DIVIDEND EQUIVALENT AWARDS	7

9.1 DIVIDEND EQUIVALENT AWARDS	7

ARTICLE 10 PERFORMANCE SHARES; PERFORMANCE SHARE UNITS; AND PERFORMANCE CASH AWARDS	7

10.1 PERFORMANCE SHARE AWARDS	7

10.2 PERFORMANCE SHARE UNIT AWARDS	7

10.3 PERFORMANCE CASH AWARDS	7

10.4 PERFORMANCE CRITERIA	7

ARTICLE 11 STOCK OPTIONS	8

11.1 GENERAL	8

11.2 INCENTIVE STOCK OPTIONS	8

ARTICLE 12 STOCK APPRECIATION RIGHTS	9

12.1 GENERAL	9

ARTICLE 13 PERFORMANCE-BASED AWARDS	10

13.1 PURPOSE	10

13.2 APPLICABILITY	10

13.3 DISCRETION OF THE COMMITTEE WITH RESPECT TO PERFORMANCE-BASED AWARDS	10

13.4 ESTABLISHMENT OF PERFORMANCE GOALS	10

13.5 PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS	11

13.6 ADJUSTMENT OF PERFORMANCE-BASED AWARDS	11

13.7 CONTINUED EMPLOYMENT REQUIRED	11

13.8 CERTIFICATION BY THE COMMITTEE	11

13.9 MAXIMUM AWARD PAYABLE	11

13.10 MISCELLANEOUS	12

ARTICLE 14 OTHER PROVISIONS APPLICABLE TO ALL AWARDS	12

14.1 LIMITATION ON AWARDS WITH RAPID OR NO VESTING	12

14.2 LIMITS ON TRANSFER	12

14.3 BENEFICIARIES	13

14.4 STOCK CERTIFICATES	13

14.5 CLAWBACK	13

ARTICLE 15 CHANGE OF CONTROL	13

15.1 GENERAL RULE	13

15.2 BOARD OVERRIDE	15

15.3 PARTICIPANT CONSENT NOT REQUIRED	15

ARTICLE 16 AMENDMENT, MODIFICATION, AND TERMINATION	15

16.1 AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN	15

16.2 AWARDS PREVIOUSLY GRANTED	15

16.3 PERFORMANCE-BASED AWARDS	16

ARTICLE 17 GENERAL PROVISIONS	16

17.1 NO RIGHTS TO AWARDS	16

17.2 NO SHAREHOLDERS RIGHTS	16

17.3 WITHHOLDING	16

17.4 NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE	16

17.5 UNFUNDED STATUS OF AWARDS	16

17.6 RELATIONSHIP TO OTHER BENEFITS	16

17.7 EXPENSES	16

17.8 TITLES AND HEADINGS	16

17.9 FRACTIONAL SHARES	17

17.10 COMPLIANCE WITH LAWS	17

17.11 GOVERNMENT AND OTHER REGULATIONS	17

17.12 GOVERNING LAW	17

17.13 SUCCESSORS	17

17.14 SURVIVAL OF PROVISIONS	17

17.15 COMPLIANCE WITH SECTION 409A	17

GLOSSARY	19

Adopted by Board on May 22, 2012

By: /s/ Charles Edward Smith

Charles Edward Smith, Secretary

WMI HOLDINGS CORP.

2012 LONG-TERM INCENTIVE PLAN

EFFECTIVE DATE: May 22, 2012

APPROVED BY SHAREHOLDERS: Not applicable

TERMINATION DATE: May 22, 2022

ARTICLE 1

ESTABLISHMENT; PURPOSE; GLOSSARY

1.1 ESTABLISHMENT. WMI Holdings Corp., a Washington corporation (the “Company”) hereby establishes the WMI Holdings Corp. 2012 Long-Term Incentive Plan (the “Plan”).

1.2 PURPOSE. The initial purpose of the Plan is to permit the Committee to award Restricted Stock to the non-employee directors and to have a plan in place for Awards to executives and others in connection with the Company’s operations and future strategic plan. It is intended that this Plan may be amended and restated prior to submission to the shareholders for approval. The overall purpose of the Plan is to permit the Committee to grant Awards, thereby giving the Participants a stake in the growth and prosperity of the Company and encouraging the continuance of their service with or to the Company or its Affiliates. The Awards that may be granted pursuant to the Plan are Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Shares, Performance Cash, Stock Grants, Stock Units, Dividend Equivalents, Incentive Stock Options, Nonqualified Stock Options and Stock Appreciation Rights.

1.3 GLOSSARY. Defined terms used in this Plan are set forth in the attached Glossary, which is incorporated into and made part of this Plan.

1.4 ARTICLES CONTROL. This Plan and all Awards issued under the Plan are subject to the transfer restrictions set forth in the Company’s Articles.

ARTICLE 2

EFFECTIVE DATE; EXPIRATION DATE

2.1 EFFECTIVE DATE. The Plan is effective as of the date it is approved by the Board (the “Effective Date”), but any Awards of Incentive Stock Options will be subject to the approval of this Plan by the Company’s shareholders. Any Awards of Incentive Stock Options granted prior to shareholder approval of the Plan shall be expressly conditioned upon shareholder approval of the Plan.

2.2 EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3

ADMINISTRATION

3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board. The Committee shall consist of at least two individuals, each of whom qualifies as (a) a “non-employee director” as defined in Rule 16b-3(b)(3) of the General Rules and Regulations of the Exchange Act, and (b) an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder.

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3.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all of the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.

3.3 AUTHORITY OF THE COMMITTEE. The Committee has the power and authority to take the following actions subject to the Articles and Bylaws of the Company as in effect from time to time and Section 23B.08.250 of the Revised Code of Washington:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards and the times when Awards are to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; provided, however, that except as provided in Section 15.1 the Committee shall not have the authority to accelerate the vesting or waive the forfeiture restrictions of any Performance-Based Awards;

(e) Determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or whether an Award may be canceled, forfeited, exchanged or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Subject to the provisions of Section 3.3(d), Section 15.1, Section 16.2 and Section 16.3, amend or modify any outstanding Award to the extent the terms of such Award are within the power and authority of the Committee as provided under the Plan;

(j) Interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement; and

(k) Make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan.

3.4 DECISIONS BINDING. The Committee’s interpretation of the Plan or any Award Agreement and all decisions and determinations by the Committee with respect to the Plan and any Award are final, binding, and conclusive on all parties. All authority of the Board and the Committee with respect to Awards issued pursuant to this Plan, including the authority to amend outstanding Awards, shall continue after the term of this Plan so long as any Award remains outstanding.

3.5 DELEGATION. The Board has delegated all of the administration of the Plan to the Committee and the Committee has, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. As permitted by law and the rules of any established securities market on which the

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Stock is traded, the Committee may delegate any authority granted to it pursuant to this Plan; provided, however, that only the Board or the Committee may approve Awards to Executives, and one or more designated senior executive officers of the Company pursuant to RCW 23B.08.250 may grant Awards only within limits specifically prescribed by the Board or the Committee.

3.6 SCOPE OF DISCRETION. Subject to the last sentence of this Section 3.6, on all matters for which this Plan confers the authority, right or power on the Committee to make decisions, that body may make those decisions in its sole and absolute discretion and any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee in the exercise of its discretion as long as such action or decision not to act is not inconsistent with a provision of this Plan. Moreover, but again subject to the last sentence of this Section, in making those decisions the Committee need not treat all persons eligible to receive Awards, all Participants, or all Awards the same way. However, the discretion of the Committee is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Participants by Award Agreements and other agreements.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1 NUMBER OF SHARES. Subject to the possible increases provided by Section 4.2 and adjustments as provided in Section 4.4, the aggregate number of shares of Stock reserved and available for grant (or to be used to determine the value of an Award payable in cash) pursuant to the Plan shall be 2,000,000.

4.2 SHARE COUNTING. For purposes of determining the number of shares of Stock available for Award under the Plan from time-to-time:

(a) In the event any Award granted under this Plan, shall be forfeited, terminate or be canceled or expire, or the number of shares of Stock subject to such Award, to the extent of any such forfeiture, termination, cancellation or expiration, shall thereafter be available for grant under the Plan.

(b) If shares of Stock are not delivered in connection with any Award because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan and will again be available for grant.

(c) The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.

(d) Dividend Equivalent Awards paid in Stock shall be counted against the shares available for issuance under the Plan by the number of shares of Stock used to satisfy such Dividend Equivalent Award.

(e) Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by the Participant to satisfy a tax withholding obligation arising in connection with any Award will not become available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option will not increase or replenish the number of shares available for grant.

(f) If the provisions of this Section 4.2 are inconsistent with the requirements of any regulations promulgated by the Internal Revenue Service pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 4.2, but only as this Section 4.2 applies to Incentive Stock Options.

(g) The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of Stock that are available for grant pursuant to Section 4.1.

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4.3 STOCK DISTRIBUTED. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Stock or reacquired Stock, including shares purchased by the Company on the open market or otherwise.

4.4 ADJUSTMENTS. In the event of any issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and not inconsistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers of shares of Stock provided in Section 4.1, (ii) the maximum numbers of shares of Stock set forth in Sections 11.1, 11.2, 12.1 and 13.9 and any other similar numeric limit expressed in the Plan, (iii) the number of shares of Stock, units, or other rights subject to the then-outstanding Awards, (iv) the price, if applicable, for each share of Stock or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Awards (subject to such limitations as appropriate for Performance-Based Awards), or (vi) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or occurrence, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in its discretion, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The foregoing provisions of this Section 4.4 also apply to any merger, consolidation, liquidation, spin-off or split-off of the Company or any Affiliate, but only to the extent that the application of the provisions of this Section 4.4 are consistent with the provisions of Article 15 if such transaction constitutes a Change of Control. Any adjustments made pursuant to this Section 4.4 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

4.5 NO OTHER RIGHTS. Except as expressly provided in Article 9 or Article 15, no Participant shall have any rights by reason of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock. Except as expressly provided in Article 15, no issuance by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

4.6 REPLACEMENT AWARDS. In the event of any corporate transaction in which the Company or an Affiliate acquires a corporate entity which, at the time of such transaction, maintains an equity compensation plan pursuant to which awards of stock options, stock appreciation rights, restricted stock, performance shares, performance share units, stock grants, stock units, dividend equivalents, restricted stock units or any other form of equity based compensation are then outstanding (the “Acquired Plan”), the Committee may make Awards to assume, substitute or convert such outstanding awards in such manner as may be determined to be appropriate and equitable by the Committee in its discretion; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number by rounding any fractional share to the nearest whole share. Options or SARs issued pursuant to this Section 4.6 shall not be subject to the requirement that the exercise price of such Award not be less than the Fair Market Value of Stock on the date the Award is granted. Shares used in connection with an Award granted in substitution for an award outstanding under an Acquired Plan under this Section 4.6 shall not be counted against the number of shares of Stock reserved under this Plan under Section 4.1. Any shares of Stock authorized and available for issuance under the Acquired Plan shall, subject to adjustment as described in Section 4.4, be available for use in making Awards under this Plan with respect to persons eligible under such Acquired Plan, by virtue of the Company’s assumption of such Acquired Plan, consistent any applicable rule of the securities exchange on which the Stock is traded.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to participate in this Plan include members of the Board and employees and officers of the Company; members of the board of directors (or other governing board), officers and employees of any Affiliate; and members of the board of directors (or other governing board), officers and

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employees of any entity of which the Company is an Affiliate. The Committee may determine on a case-by-case basis to make Awards under the Plan to consultants and advisers to the Company or any Affiliate on such terms as it may determine, consistent with the provisions of the Plan. Prospective Participants to whom Awards are granted in connection with written offers of an employment or a service agreement with the Company or an Affiliate also may be granted Awards. The provisions of any Award granted to a prospective Participant must specifically provide that no portion of the Award will vest, become exercisable or be issued prior to the date on which such individual becomes employed by or begins providing services to the Company or any Affiliate.

5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible Participants those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be selected to receive an Award, or having been so selected, to be selected to receive a future Award, except as otherwise provided by an agreement, the relevant provisions of which have been approved by the Committee.

ARTICLE 6

GENERAL RULES APPLICABLE TO ALL AWARDS

6.1 AWARD AGREEMENTS. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines to be appropriate and shall be executed by the Chairman of the Committee or another person designated by the Committee. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee determines to be appropriate.

6.2 STAND-ALONE AND TANDEM AWARDS. Awards granted pursuant to the Plan may be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

6.3 TERM OF AWARD. The term of each Award shall be for the period determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years from the Date of Grant.

6.4 TERMINATION OF SERVICE. Subject to the provisions of this Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following Termination of Employment (or Termination of Service in the case of a member of the Board). Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including but not limited to, death, Disability, a Change of Control, a termination for cause or reasons relating to the breach or threatened breach of restrictive covenants.

6.5 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or an Affiliate on the grant, exercise or settlement of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by the Committee.

ARTICLE 7

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

7.1 GRANT OF RESTRICTED STOCK.

(a) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to receive dividends or vote the Restricted Stock). These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the restriction period.

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(b) Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon a Termination of Employment (or Termination of Service in the case of a member of the Board) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service in the case of a member of the Board) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to a Restricted Stock Award.

(c) Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificate until such time as all applicable restrictions lapse.

7.2 RESTRICTED STOCK UNIT AWARDS. Restricted Stock Unit Awards will grant the Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to any vesting or other restrictions deemed appropriate by the Committee. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon a Termination of Employment (or Termination of Service in the case of a member of the Board) during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Unit Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service in the case of a member of the Board) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to a Restricted Stock Unit Award, excluding restrictions set forth in the Articles and Bylaws. Payment for Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.

ARTICLE 8

STOCK GRANT AND STOCK UNIT AWARDS

8.1 STOCK GRANT AWARDS. A Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

8.2 STOCK UNIT AWARDS. A Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

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ARTICLE 9

DIVIDEND EQUIVALENT AWARDS

9.1 DIVIDEND EQUIVALENT AWARDS. A Dividend Equivalent Award will grant the Participant the right to receive a payment based on the dividends declared on the shares of Stock that are subject to any Restricted Stock Unit, Stock Unit, Performance Share Unit or Performance Share Award, to be credited as of dividend payment dates during the period between the Date of Grant and the date the Award is exercised, vests or expires, as determined by the Committee. In no event may a Dividend Equivalent Award made with respect to a Restricted Stock Unit Award that vests based on the achievement of Performance Goals, or with respect to a Performance Share Unit or Performance Share Award, be paid unless and until such Award vests or is earned by satisfaction of the applicable Performance Goals. A Dividend Equivalent Award shall initially be expressed in terms of cash or shares of Stock, depending on the way in which the dividends to which it relates are declared. Such Award shall be converted to cash or additional shares of Stock, as the case may be, by such formula and at such time and subject to such limitations as may be determined by the Committee. A Dividend Equivalent Award may not be made in connection with any Option or SAR. A Dividend Equivalent may be paid with interest if so provided in an Award Agreement.

ARTICLE 10

PERFORMANCE SHARES; PERFORMANCE SHARE UNITS; AND PERFORMANCE CASH

AWARDS

10.1 PERFORMANCE SHARE AWARDS. A Performance Share Award grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. Subject to Article 15, payment for vested Performance Shares shall be made in Stock.

10.2 PERFORMANCE SHARE UNIT AWARDS. A Performance Share Unit Award grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee. Payment for Performance Share Unit Awards shall be made in Stock or cash, or in a combination thereof, as specified in the Award Agreement.

10.3 PERFORMANCE CASH AWARDS. A Performance Cash Award grants the Participant the right to receive an amount of cash depending on the satisfaction of any one or more Performance Goals. Performance may be measured on a specified date or dates or over any period or periods determined by the Committee.

10.4 PERFORMANCE CRITERIA. The Performance Criteria applicable to any Performance Share, Performance Share Unit or Performance Cash Award shall be based on the Performance Criteria selected by the Committee and designated in the Award Agreement. The Performance Criteria applicable to any Performance Share, Performance Share Unit or Performance Cash Award granted to a Covered Employee that is designated as, or deemed to be, a Performance-Based Award pursuant to Section 13.1 shall be limited to the Performance Criteria specifically listed in the Glossary, as adjusted in accordance with Section 13.5, if applicable. The Performance Criteria applicable to any other Performance Share, Performance Share Unit or Performance Cash Award shall include the Performance Criteria specifically listed in the Glossary and such other criteria or factors as may be determined by the Committee and specified in the Award Agreement.

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ARTICLE 11

STOCK OPTIONS

11.1 GENERAL. Option Awards are subject to the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock pursuant to an Option shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher exercise price in the Award Agreement.

(b) Time and Conditions of Exercise. Unless the Committee specifies otherwise in the Award Agreement, the Option shall become exercisable in three equal annual installments on the first, second and third anniversaries of the Date of Grant and no vesting shall occur after Participant’s Termination of Employment (or Termination of Service in the case of a member of the Board). Unless the Committee specifies otherwise in the Award Agreement, the Option shall expire on the earlier of (i) the date that is three months after Participant’s Termination of Employment or twelve months after Termination of Service in the case of a member of the Board, in each case, for any reason other than the Participant’s death or Disability; or (ii) the tenth anniversary of the Date of Grant. The Committee also may prescribe performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The exercise price for any Option shall be paid in cash or shares of Stock held for longer than six months (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment (except payment may not be made in the form of a promissory note) including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d) Repricing of Options. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, an Option may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. In addition, an Option may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged, except in connection with a Change of Control or as otherwise provided in Section 4.4 with respect to an adjustment in capitalization.

(e) Limitation on Number of Shares Subject to Awards. Subject to the adjustment provided in Section 4.4, the maximum number of shares (counted as described in Sections 4.1 and 4.2 above) of Stock with respect to one or more Option Awards that may be granted to any one Participant during any calendar year shall be ZERO.

11.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options, which are Options intended to meet the requirements of Section 422 of the Code, shall be granted only to Participants who are employees. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the requirements of Section 11.1 and the following additional provisions:

(a) Exercise. In no event may any Incentive Stock Option be exercisable for more than ten years from the Date of Grant.

(b) Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:

(1) The Incentive Stock Option shall lapse ten years from the Date of Grant, unless an earlier time is specified in the Award Agreement;

(2) The Incentive Stock Option shall lapse the date that is three months after Participant’s Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and

(3) If the Participant incurs a Termination of Employment on account of death or Disability before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse on the earlier of (i) the scheduled expiration date of the Option, or (ii) 12 months after the date of the Participant’s Termination of Employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s

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legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(c) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any one calendar year may not exceed $100,000 or such other limitation as may then be imposed by Section 422(d) of the Code or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(d) Ten Percent Owners. An Incentive Stock Option may be granted to any employee who, at the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Date of Grant and the Option is exercisable for no more than five years from the Date of Grant.

(e) Right to Exercise. Except as provided in Section 11.2(b)(3), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Limitations on Number of Shares Subject to Awards. The maximum number of shares that may be issued under the Plan as Incentive Stock Options is ZERO.

ARTICLE 12

STOCK APPRECIATION RIGHTS

12.1 GENERAL. SAR Awards are subject to the following terms and conditions:

(a) Time and Conditions of Exercise. Unless the Committee specifies otherwise in the Award Agreement, the SAR shall become exercisable in three equal annual installments on the first, second and third anniversaries of the Date of Grant and no vesting shall occur after Participant’s Termination of Employment (or Termination of Service in the case of a member of the Board. Unless the Committee specifies otherwise in the Award Agreement, the SAR shall expire on the earlier of (i) the date that is three months after Participant’s Termination of Employment or twelve months after Termination of Service in the case of a member of the Board, in each case, for any reason other than the Participant’s death or Disability; or (ii) the tenth anniversary of the Date of Grant. The Committee also may prescribe performance or other conditions, if any, that must be satisfied before all or part of an SAR may be exercised.

(b) Payment of SAR Amount. Upon exercise of the SAR, the Participant shall be entitled to receive payment of an amount determined by multiplying (a) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value (or such higher amount determined by the Committee at the Date of Grant) of a share of Stock on the Date of Grant by (b) the number of shares with respect to which the SAR is exercised. Unless the Committee provides otherwise in the Award Agreement, payment for the SAR shall be made in shares of Stock having a Fair Market Value as of the date of exercise equal to the amount of the payment due.

(c) Repricing of SARs. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, a SAR may not be amended, modified or repriced to reduce the exercise price after the Date of Grant. In addition, a SAR may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having an exercise price below the exercise price of the SAR being surrendered or exchanged, except in connection with a Change of Control or as otherwise provided in Section 4.4 with respect to an adjustment in capitalization.

(d) Limitations on Number of Shares Subject to Awards. Subject to the adjustment provided in Section 4.4, the maximum number of shares (counted as described in Sections 4.1 and 4.2 above) of Stock with respect to one or more Stock Appreciation Rights Awards that may be granted to any one Participant during any calendar year shall be ZERO.

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ARTICLE 13

PERFORMANCE-BASED AWARDS

13.1 PURPOSE. Section 162(m) of the Code limits the amount of the Company’s deductions for compensation payable to Covered Employees to a specified amount per year. “Performance-based compensation” that meets the requirements set forth in Section 162(m) and the applicable regulations is not subject to this limitation. The purpose of this Article 13 is to enable the Committee to qualify some or all of the Awards granted pursuant to Articles 7, 8, 9 and 10 as “performance-based compensation” pursuant to Section 162(m) of the Code.

If the Committee decides that a particular Award to a Covered Employee should qualify as “performance-based compensation,” the Committee will provide in the Award Agreement or otherwise that the Award is intended to be a Performance-Based Award.

13.2 APPLICABILITY. This Article 13 shall apply only to Performance-Based Awards. If this Article 13 applies, its provisions control over any contrary provision contained in any other section of this Plan or any Award Agreement. The provisions of this Article 13 and any Award Agreement for a Performance-Based Award shall be interpreted in a manner consistent with the requirements of Section 162(m) and the applicable regulations. If any provision of this Plan or any Award Agreement for a Performance-Based Award does not comply with or is inconsistent with the requirements of Section 162(m) or the applicable regulations, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

13.3 DISCRETION OF THE COMMITTEE WITH RESPECT TO PERFORMANCE-BASED AWARDS. With regard to a particular Performance Period, the Committee may select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal or Goals, and whether the Performance Goal or Goals is or are to apply to the Company, an Affiliate or any division or business unit thereof or the Participant or any group of Participants. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be stated in terms of absolute levels or relative to another company or to an index or indices.

13.4 ESTABLISHMENT OF PERFORMANCE GOALS. A Performance-Based Award shall provide for payment only upon the attainment of one or more pre-established, objective Performance Goals. The Performance Goals, and the process by which they are established, shall satisfy all of the requirements of Section 162(m) and the applicable regulations. By way of illustration, but not limitation, the following requirements must be satisfied:

(a) The Performance Goals shall be based solely on the Performance Criteria specifically identified in the Glossary;

(b) The Performance Goals shall be considered to be pre-established only if the Performance Goals are established by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period for such Award; provided that (i) the outcome must be substantially uncertain at the time the Committee establishes the Performance Goals, and (ii) in no event may the Committee establish the Performance Goals for any Performance-Based Award after 25% of the Performance Period for such Award has elapsed;

(c) A Performance Goal will be considered to be objective only if a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met;

(d) The Performance Goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Covered Employee if the Goal is attained. For this purpose, the formula will be considered to be objective only if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Covered Employee; and

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(e) The objective formula or standard must preclude discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the Performance Goal.

13.5 PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS. At the time that a Performance-Based Award is first issued, the Committee, in the Award Agreement or in another written document, shall specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Period, as the Committee deems appropriate:

(a) Decisions entered or settlements reached in litigation or regulatory proceedings;

(b) The write down or sale of assets;

(c) The impact of discontinued operations or any reorganization, liquidation or restructuring;

(d) The impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results;

(e) Extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual or quarterly reports filed with the Securities and Exchange Commission in respect of the applicable year;

(f) The impact of any mergers, acquisitions, spin-offs or other divestitures; and

(g) Foreign exchange gains and losses.

The inclusion or exclusion of these items shall be expressed in a form that satisfies the requirements of Section 162(m) and the applicable regulations. The Committee also may, within the time prescribed by Section 162(m) and the applicable regulations, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

13.6 ADJUSTMENT OF PERFORMANCE-BASED AWARDS. The Committee may adjust the determinations of the degree of attainment (taking into account any adjustments required pursuant to Section 13.5) of the pre-established Performance Goals. Notwithstanding any provision herein to the contrary, the Committee may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award. The Committee shall retain the power to adjust Performance-Based Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.

13.7 CONTINUED EMPLOYMENT REQUIRED. Unless otherwise provided in the relevant Award Agreement, a Participant must be an employee of the Company or an Affiliate on the day a Performance-Based Award for such Performance Period is paid to the Participant.

13.8 CERTIFICATION BY THE COMMITTEE. The payment for a Performance-Based Award shall not occur until the Committee certifies, in writing, that the pre-established Performance Goals and any other material terms and conditions precedent to such payment have been satisfied. Committee certification is not required for compensation that is attributable solely to the increase in the value of the Company’s Stock.

13.9 MAXIMUM AWARD PAYABLE. The maximum Performance-Based Award (other than a Performance Cash Award) payable to any one Participant pursuant to the Plan for any Performance Period is ZERO shares of Stock or the equivalent cash value. The maximum Performance Cash Award payable to any one Participant for any Performance Period is ZERO. If the Performance Period is less than or exceeds 12 months, the dollar and share limits expressed in the preceding sentences shall be reduced or increased proportionately, as the case may be. For example, if the Performance Period is three years, the limit shall be increased by multiplying it by three.

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13.10 MISCELLANEOUS. The designation of a Covered Employee as a Participant for any Performance Period shall not in any manner entitle the Participant to receive a Performance-Based Award for such Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant for any subsequent Performance Period.

ARTICLE 14

OTHER PROVISIONS APPLICABLE TO ALL AWARDS

14.1 LIMITATION ON AWARDS WITH RAPID OR NO VESTING. No more than five percent in the aggregate of the shares of Stock available for grant or reference purposes pursuant to Section 4.1 may be subject to the following types of Awards:

(a) Stock Grants or Stock Units other than those awarded to members of the Board pursuant to regular retainer arrangements;

(b) Options that become fully vested prior to the third anniversary of the Date of Grant;

(c) SARs that becomes fully vested prior to the third anniversary of the Date of Grant;

(d) Restricted Stock or Restricted Stock Units with respect to which the restrictions lapse solely based on the passage of time and which vest in less than three years;

(e) Restricted Stock or Restricted Stock Units with respect to which the restrictions lapse based on the satisfaction of Performance Goals and that fully vest before the expiration of the one-year period following the Date of Grant; and

(f) Performance Shares or Performance Share Units that fully vest before the expiration of the one-year period following the Date of Grant.

An Award will not be included in the aggregate Awards subject to the requirements of this Section solely because the Award Agreement provides for the immediate vesting of the Award upon a Participant’s death or Disability or upon the occurrence of a Change of Control. In addition, replacement Awards granted pursuant to Section 4.6 shall be disregarded in calculating compliance with the limitations of this Section. In addition, an Award will not be included in the aggregate Awards subject to the requirements of this Section solely because the Award Agreement provides that an incremental portion of the Award may become vested proportionally during the vesting periods described above. For example, an Option or SAR that becomes vested in equal monthly, quarterly or annual increments over a period of three years will not be subject to the limitations of this Section.

14.2 LIMITS ON TRANSFER.

(a) General. Except as provided in Section 14.2(b) or Section 14.3, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Except as provided in Section 14.2(b) or Section 14.3, and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee.

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(b) Transfers to Family Members. The Committee shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

14.3 BENEFICIARIES. Notwithstanding Section 14.2, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and, in accordance with Section 11.2(b)(3), upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Company.

14.4 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations, as the Board deems advisable in order to comply with any such laws, regulations, or requirements.

14.5 CLAWBACK. Notwithstanding any provision of the Plan to the contrary, in an Award Agreement, the Committee shall include provisions calling for the recapture or clawback of all or any portion of an Award to the extent it believes is desirable or necessary to comply with applicable law in effect on the date of the Award Agreement, including, but not limited to, the final rules issued by the Securities and Exchange Commission pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.

ARTICLE 15

CHANGE OF CONTROL

15.1 GENERAL RULE. Unless the Committee with the approval of the Board provides otherwise in an Award Agreement, if a Change of Control occurs, immediately prior to the Change of Control:

(a) Any and all Options and SARs granted hereunder shall become exercisable immediately before the closing of the transaction that will result in the Change of Control and all necessary steps shall be taken to allow the Participants to immediately exercise such Options or SARs so that any Stock issued upon such exercise shall be able to participate in the transaction that results in the Change of Control. If pursuant to the terms of the Award Agreement, a SAR is to be paid in cash, the SAR will be deemed to be exercised on the closing of the transaction that results in the Change of Control. The cash payment then will be made within twenty days following the closing of the transaction that results in the Change of Control.

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(b) Any time based or other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse. All Restricted Stock Units and Stock Units shall become immediately payable and shall be paid in Stock or cash, in accordance with the terms of the applicable Award Agreement. All necessary steps shall be taken to allow any Stock issued in payment for the Restricted Stock Units or Stock Units (and any shares of Restricted Stock that become unrestricted) to participate in the transaction that results in the Change of Control. If pursuant to the terms of the Award Agreement, a Restricted Stock Unit is to be paid in cash, the Restricted Stock Unit will be settled as of the closing of the transaction that results in the Change of Control and the cash payment then will be made within ten days following the closing of the transaction that results in the Change of Control.

(c) Any Awards of Performance Shares or Performance Share Units that are payable in Stock shall be converted to Stock Grants, which shall be immediately vested. All Stock payable in connection with the Stock Grant shall be issued immediately before the closing of the transaction that will result in the Change of Control and all necessary steps shall be taken to allow any Stock so issued to participate in the transaction that result in the Change of Control. In converting Performance Shares or Performance Share Units to a Stock Grant, the Participants shall receive the number of shares of Stock that would have been earned at the target level of performance; provided, however, that if, in the judgment of the Committee, the level of performance as of the last day of the month that is at least 30 days prior to the closing of the transaction that results in the Change of Control is reasonably ascertainable and such performance exceeds the target level of performance, the Participants shall receive the number of shares of Stock that would have been earned at such attained level of performance rather than the target level of performance. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis. For example, if four equally weighted goals are established in connection with a particular Award, and the attained level of performance exceeds the target level for one of such goals, 25% of the Award will be earned at the attained level and the remaining 75% will be earned at the target level.

(d) Any Awards of Performance Share Units that are payable in cash shall become immediately vested. The Participants then shall receive a cash payment equal to the Fair Market Value of the specified number of shares of Stock payable pursuant to the Award at the target level of performance; provided, however, that if, in the judgment of the Committee, the level of performance as of the last day of the month that is at least 30 days prior to the closing of the transaction that results in the Change of Control is reasonably ascertainable and such performance exceeds the target level of performance, such attained level of performance shall be used. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis as further described in Section 15.1(c). The cash payment then will be made within ten days following the closing of the transaction that results in the Change of Control.

(e) Performance Cash Awards shall be deemed to be satisfied and earned at the target level of performance; provided, however, that if, in the judgment of the Committee, the level of performance as of the last day of the month that is at least 30 days prior to the closing of the transaction that results in the Change of Control is reasonably ascertainable and such level and such performance exceeds the target level of performance, such attained level of performance shall be used. Whether the attained level of performance exceeds the target level will be determined on a goal-by-goal basis as further described in Section 15.1(c). Performance Cash Awards then shall be paid within ten days following the closing of the transaction that results in the Change of Control.

(f) Any Dividend Equivalent Awards shall be paid in cash or Stock as determined in accordance with the applicable Award Agreement. All Stock payable in connection with the Dividend Equivalent shall be issued immediately before the closing of the transaction that will result in the Change of Control and all necessary steps shall be taken to allow any Stock so issued to participate in the transaction that result in the Change of Control. Any cash payment shall be made within ten days following the closing of the transaction that results in the Change of Control.

(g) With respect to an Award that the Company concludes is subject to Section 409A of the Code, a Change of Control may not result in the acceleration of the timing of any payment unless the transaction that results in the Change of Control also constitutes a “change of control event” as such term is used in Treasury Regulation Section 1.409A-3(i)(5). Such transaction shall be considered to be a Change of Control for all other

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purposes of such an Award, however, unless prohibited by regulations issued pursuant to Section 409A. For example, such transaction will result in the lapse of any time based or other restrictions on a Restricted Stock or Restricted Stock Unit Award. If due to the above provisions the payment of an Award may not be accelerated, the Board, prior to the Change of Control, shall take such action as it in good faith determines to be necessary to assure that there will be no material impairment to either the value of the Award to the Participant or the Participant’s opportunity for future appreciation in respect of such Award.

15.2 BOARD OVERRIDE. Notwithstanding the foregoing provisions of Section 15.1, the Board, prior to a Change of Control, may determine that no Change of Control shall be deemed to have occurred or that some or all of the enhancements to the rights of Participants under all or a portion of the outstanding Awards upon a Change of Control, as provided under Section 15.1 or the Award Agreement, shall not apply to specified Awards. The Board may exercise such override authority only if, before or immediately upon the occurrence of the specified event that would otherwise constitute a Change of Control, the Board, as constituted prior to the Change of Control, reasonably concludes, in good faith, that: (i) Participants holding Awards affected by action of the Board under this Section 15.2 shall be protected by legally binding obligations of the Company or the surviving entity or the parent thereof because such Awards (A) shall remain outstanding following consummation of all transactions involved in or contemplated by such Change of Control or (B) shall be assumed and adjusted by the surviving entity resulting from such transactions or the parent thereof, or (C) shall be exchanged for new awards issued by the surviving entity resulting from such transaction or the parent thereof; and (ii) changes in the terms of the Award resulting from such transactions will not materially impair the value of the Awards to the Participants or their opportunity for future appreciation in respect of such Awards. The Board may exercise such override authority with respect to an Award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A of the Code only in a manner and to the extent permissible under Section 409A.

15.3 PARTICIPANT CONSENT NOT REQUIRED. Nothing in this Article 15 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change of Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Article 15 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board pursuant to Section 15.2.

ARTICLE 16

AMENDMENT, MODIFICATION, AND TERMINATION

16.1 AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that any such action of the Committee shall be subject to the approval of the shareholders to the extent necessary to comply with any applicable law, regulation, or rule of the stock exchange on which the shares of Stock are listed, quoted or traded. Except as provided in Section 4.4, neither the Board nor the Committee may, without the approval of shareholders, (i) increase the number of shares available for grant under the Plan, (ii) permit the Committee to grant Options with an exercise price that is below Fair Market Value on the Date of Grant, (iii) permit the Committee to extend the exercise period for an Option beyond ten years from the Date of Grant, (iv) amend Section 11.1(d) to permit the Committee to reprice previously granted Options, or (v) amend Section 12.1(c) to permit the Committee to reprice previously granted SARs.

16.2 AWARDS PREVIOUSLY GRANTED. Except as provided in the next sentence, no termination, amendment, or modification of the Plan or any Award Agreement shall adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. The consent of the holder of an Award is not needed if the change (i) is required by law or regulation, (ii) does not adversely affect in any material way the rights of the holder in the good faith discretion of the Committee, or (iii) is required to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code or to comply with the provisions of Section 409A of the Code and applicable regulations or other interpretive authority. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 17.15.

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16.3 PERFORMANCE-BASED AWARDS. Except as provided in Section 15.1, the Committee shall not have the authority to amend an Award Agreement to accelerate the vesting or waive the forfeiture restrictions of any Performance-Based Awards. In addition, the Committee shall not take any other action that would cause a Performance-Based Award to fail to satisfy the requirements of the performance-based compensation exception to the deduction limitations imposed by Section 162(m) of the Code unless the Committee concludes that the deduction limitations will not become applicable or that the amendment is appropriate despite the deduction limitations imposed by Section 162(m) of the Code.

ARTICLE 17

GENERAL PROVISIONS

17.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

17.2 NO SHAREHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until unrestricted shares of Stock are issued to the Participant or the restrictions on any shares previously issued lapse, except as specifically otherwise provided in the Plan or the Award Agreement.

17.3 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent as expressed in an Award Agreement or in any policy adopted by the Committee, the Company may permit the Participant to satisfy a tax withholding requirement by (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, (b) tendering previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant, (c) a broker-assisted “cashless” transaction, or (d) personal check or other cash equivalent acceptable to the Company.

17.4 NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.

17.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent provided hereunder.

17.6 RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except as otherwise provided in such plan.

17.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company.

17.8 TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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17.9 FRACTIONAL SHARES. No fractional shares of Stock shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement or pursuant to any policy adopted by the Committee, any fractional share shall be rounded to the next lower whole share.

17.10 COMPLIANCE WITH LAWS. The grant of Awards and the issuance and subsequent transfer of Stock shall be subject to compliance with all applicable law, including all applicable securities laws. Awards may not be exercised, and Stock may not be transferred, in violation of applicable law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Stock, or (b) in the opinion or advice of legal counsel to the Company, the Stock may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Stock or their subsequent transfer shall relieve the Company of any liability for failing to issue the Stock or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Stock, the Company may require the Participant to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any applicable law. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3 or its successors pursuant to the Securities Exchange Act or any other applicable law. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

17.11 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange or automated quotation system upon which the Stock is then listed, quoted or traded and under any blue sky or state securities laws applicable to such Award.

17.12 GOVERNING LAW. The Plan, all Award Agreements and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Washington.

17.13 SUCCESSORS. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

17.14 SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Award Agreements and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

17.15 COMPLIANCE WITH SECTION 409A.

(a) General Compliance. Some of the types of Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards, Performance Share Awards, Performance Share Unit Awards, Performance Cash Awards and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to the requirements of Section 409A of the Code. If an Award is subject to the requirements of Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this

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Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. An Award subject to Section 409A of the Code also shall be administered in good faith compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated by the Committee. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Committee determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.

(b) Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six months after the Participant’s Separation from Service (or if earlier than the end of the six-month period, the date of the Participant’s death). Any amounts that would have been distributed during such six-month period will be distributed on the day following the expiration of the six-month period.

(c) Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.

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GLOSSARY

(a) “Affiliate” means any subsidiary or parent of the Company that is: (i) a member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; or (ii) a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50%” shall be used instead of “at least 80%” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50%” shall be used instead of “at least 80%” each place it appears in Treasury Regulation Section 1.414(c)-2. For purposes of determining whether an event constitutes a Change of Control as defined below, “Affiliate” status shall be determined on the day immediately preceding the date of the transaction or event.

(b) “Articles” mean the Amended and Restated Articles of Incorporation of the Company, as amended and restated from time to time.

(c) “Award” means any Restricted Stock, Restricted Stock Unit, Performance Share, Performance Share Unit, Performance Cash, Stock Grant, Stock Unit, Dividend Equivalent, Option or Stock Appreciation Right granted to a Participant under the Plan.

(d) “Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award.

(e) “Beneficial Owner” shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Exchange Act, provided that any pledgee of the voting securities of the Company shall not be deemed to be the Beneficial Owner thereof prior to its disposition of, or acquisition of voting rights with respect to, such securities.

(f) “Board” means the Board of Directors of the Company.

(g) “Bylaws” mean the Amended and Restated Bylaws of the Company, as amended and restated from time to time.

(h) “Change of Control” means and shall be deemed to have occurred as of the date of the occurrence of any of the following events:

(1) Any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by that person or group, constitutes more than 50% of the total fair market value or total voting power of stock of the Company;

(2) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by that person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

(3) The closing of a merger or consolidation of (A) the Company with any other corporation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, less than 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, or such surviving entity

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or any parent thereof outstanding immediately after such merger or consolidation; provided that, for purposes of this subparagraph (3), a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company (excluding any securities acquired by that person directly from the Company or an Affiliate) shall not result in a Change of Control;

(4) One person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by that person or persons) assets from the Company that have a total fair market value equal to or more than 40% of the total gross fair market value of all the Company’s assets immediately before such acquisition or acquisitions, where “gross fair market value” is determined without regard to any liabilities associated with the assets; provided no Change in Control occurs if the transfer of assets is to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock; (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, who owns, directly or indirectly, 50% or more of the total value or voting power of all the Company’s outstanding stock; or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person, or more than one person acting as a group, who owns, directly or indirectly, 50% or more of the total value or voting power of all the Company’s outstanding stock; or

(5) A majority of the members of the Board is replaced during any 12-month (or shorter) period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

Notwithstanding the foregoing, a Change of Control will not be deemed to have occurred until (i) any required regulatory approval has been obtained, and (ii) the transaction that would otherwise be considered a Change of Control closes.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means the committee of the Board designated to administer the Plan pursuant to Article 3.

(k) “Company” means WMI Holdings Corp., a Washington corporation and (except for purposes of determining whether a Change of Control has occurred) any successor corporation.

(l) “Covered Employee” means an employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(m) “Date of Grant” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which an Award to a prospective employee, officer, or non-employee member of the Board first becomes effective, or (iii) such other date as may be specified by the Committee in the Award Agreement.

(n) “Disability” means “disability” as that term is defined in Section 22(e)(3) of the Code unless a different definition is provided in the Award Agreement.

(o) “Dividend Equivalent” means a right granted to a Participant pursuant to Article 9.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(r) “Executive” means an individual who is subject to Section 16 of the Exchange Act or who is a “Covered Employee”, in either case because of the individual’s relationship with the Company or an Affiliate.

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(s) “Fair Market Value” means,

(i) Listed Stock. If the Stock is traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “ Value Date “) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Stock are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Stock on the Value Date. If Stock is listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Stock is traded or quoted.

(ii) Stock Quoted by Securities Dealer. If the Stock is regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(iii) No Established Market. If the Stock is not traded on any established stock exchange or quoted on a national market system and is not quoted by a recognized securities dealer, the Committee will determine Fair Market Value by the application of a reasonable valuation method pursuant to the regulations under Section 409A of the Code.

(t) “Family Member” means a Participant’s spouse and any parent, stepparent, grandparent, sibling, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.

(u) “Incentive Stock Option” means an Option granted pursuant to and in compliance with Section 11.2.

(v) “Non-Qualified Stock Option” means an Option granted pursuant to Section 11.1 that is not intended to be an Incentive Stock Option.

(w) “Option” means a right granted to a Participant pursuant to Article 11. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(x) “Participant” means a person who has been granted an Award.

(y) “Performance-Based Award” means an Award intended to satisfy the requirements of the performance-based compensation exception to the limitations imposed by Section 162(m) of the Code on the tax deductibility of compensation payable to Covered Employees.

(z) “Performance Cash” means a right granted to a Participant pursuant to Section 10.3.

(aa) “Performance Criteria” means the criteria, or any combination of the criteria, that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that may be used to establish Performance Goals for Performance-Based Awards are limited to the following: EBITDA; EBIT; costs; operating income; net income; cash flow; operating cash flow; net cash flow; retained earnings; budget achievement; return on equity; return on assets; return on capital employed; return on invested capital; cash available to the Company from an Affiliate or Affiliates; expense spending; O&M expense; gross margin; net margin; market capitalization; customer satisfaction; revenues; financial return ratios; market share; shareholder return and/or value (including but not limited to total shareholder return); operating profits (including earnings before or after income taxes, depreciation and amortization); net profits; earnings per share; earnings per share growth; profit returns and margins; stock price; working capital; business trends; production cost; project milestones; acquisitions completed; reinsurance contracts commuted, capacity utilization; quality; economic value added; plant and equipment performance; operating efficiency;

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diversity; debt; dividends; bond ratings; corporate governance; and health and safety (including environmental health and safety). The Performance Criteria that may be used to establish performance goals with respect to any Award other than a Performance-Based Award that is subject to Article 13 may include the above-listed Performance Criteria and such other criteria as may be set forth in the applicable Award Agreement. Any of the Performance Criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group, indices, or any other basket of companies. Financial Performance Criteria may, but need not, be calculated in accordance with generally accepted accounting principles (“GAAP”) or any successor method to GAAP, including International Financial Reporting Standards. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for a particular Performance Period for a particular Participant.

(bb) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(cc) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(dd) “Performance Share” means a right granted to a Participant pursuant to Section 10.1.

(ee) “Performance Share Unit” means a right granted to a Participant pursuant to Section 10.2.

(ff) “Plan” means this WMI Holdings Corp. 2012 Long-Term Incentive Plan, as it may be amended from time to time.

(gg) “Restricted Stock” means Stock granted to a Participant pursuant to Section 7.1.

(hh) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 7.2.

(ii) “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” means either: (i) the termination of a Participant’s employment with the Company and all Affiliates due to death, retirement or other reasons; or (ii) a permanent reduction in the level of bona fide services the Participant provides to the Company and all Affiliates to an amount that is less than 50% of the average level of bona fide services the Participant provided to the Company and all Affiliates in the immediately preceding 36 months, with the level of bona fide service calculated in accordance with Treasury Regulation Section 1.409A-1(h)(1)(ii).

Solely for purposes of determining whether a Participant has a “Separation from Service,” a Participant’s employment relationship is treated as continuing while the Participant is on military leave, medical or sick leave, or other bona fide leave of absence (if the period of such leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment with the Company or an Affiliate is provided either by statute or contract). If the Participant’s period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the expiration of such six-month period. Whether a Termination of Employment has occurred will be determined based on all of the facts and circumstances and in accordance with regulations issued by the United States Treasury Department pursuant to Section 409A of the Code.

In the case of a non-employee member of the Board, Separation from Service means that such member has ceased to be a member of the Board. Whether an independent contractor consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A-1(h).

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(jj) “Specified Employee” has the meaning given in the regulations issues pursuant to Section 409A of the Code, as amended, replaced or superseded from time to time.

(kk) “Stock” means the common stock of the Company or any security that may be substituted for Stock or into which Stock may be changed pursuant to Article 4.

(ll) “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article 12.

(mm) “Stock Grant Award” means the grant of Stock to a Participant pursuant to Section 8.1.

(nn) “Stock Unit” means a right granted to a Participant pursuant to Section 8.2.

(oo) “Termination of Employment” or “Termination of Service” means the cessation of performance of services for the Company. For this purpose, transfer of a Participant among the Company and any Affiliate, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a Separation from Service.

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